Exhibit 99.9

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Closing (as defined below), the PIPE Financing (described in the “PIPE Financing” section below), and adjustments for other material events (“Other Material Events”). The pro forma adjustments for the Other Material Events are referred to herein as “Adjustments for Other Material Events.” The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein.

GSR III held an extraordinary general meeting of shareholders on October 7, 2025 (the “Special Meeting”). Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement (as elaborated below), following the Special Meeting, on October 9, 2025 (the “Closing Date”), the Business Combination was consummated (the “Closing”).

On April 21, 2025, GSR III, Terra Innovatum, Terra MergerCo, and New TopCo had entered into the Business Combination Agreement. The Business Combination Agreement and related agreements provided for the following:

Terra Pre-Closing Restructuring

On April 29, 2025, Terra Innovatum formed Terra Innovatum Global as the New TopCo referenced in the Business Combination Agreement with the same holders in the same ownership percentages as Terra Innovatum. On June 23, 2025, Terra Innovatum effectuated the Contribution whereby the quotaholders of Terra Innovatum contributed 100% of their respective quotas in the capital of Terra Innovatum to Terra Innovatum Global As a result of the Contribution, Terra Innovatum became a wholly owned subsidiary of Terra Innovatum Global.

Following the Contribution, but prior to the effective time of the Closing, New TopCo cross-border converted from an Italian limited liability company into a Dutch public limited liability company through the Conversion. The Contribution and the Conversion are collectively considered the Terra Pre-Closing Restructuring.

In connection with and by virtue of the Conversion, each quota of New TopCo held by a New TopCo Quotaholder was converted into New TopCo Ordinary Shares at the Common Conversion Ratio of 475,000 and into New TopCo Preferred Shares at the Preferred Conversion Ratio of 80. Upon the consummation of the Conversion, New TopCo is referred to as “PubCo.”

Following the completion of the Terra Pre-Closing Restructuring, but prior to the effective time of the Closing, the following occurred:

New TopCo formed Terra MergerCo as a direct wholly owned subsidiary of New TopCo for the purpose of consummating the transactions contemplated by the Business Combination Agreement.

●	Each whole GSR III Right that was outstanding automatically converted into one GSR III Class A Ordinary Share.

At the effective time of the Closing:

●	Terra MergerCo merged with and into GSR III, the separate corporate existence of Terra MergerCo ceased and GSR III was the surviving corporation and a wholly owned subsidiary of New TopCo. New TopCo upon the Closing, is referred to as “PubCo”.

Each GSR III Ordinary Share issued and outstanding as of immediately prior to the Closing was converted into PubCo Ordinary Shares on a one-for-one basis.

In connection with the Closing, PubCo registered the issuance of PubCo Ordinary Shares with the SEC and became a publicly traded company listed on Nasdaq.

On December 18, 2024, Terra Innovatum entered into an agreement with Park Avenue Capital Group Corp. (“PAC”), a third-party entity, which was immediately superseded by an agreement to appoint Moonshot Warehouse LTD (“Moonshot”), an affiliate of PAC, to serve as its financial advisor regarding a potential business combination with a special purpose acquisition company. PAC received certain fees for its services, which became payable upon the Closing, and were subject to the terms and conditions set forth in the letter agreement dated December 18, 2024 between Terra Innovatum and PAC. Upon the Closing, PAC received a $2.5 million success fee in cash, 223,000 PubCo Ordinary Shares issued at the Closing (the “Ordinary Shares Success Fee”), and a warrant exercisable for up to 1,000,000 PubCo Ordinary Shares at an exercise price of $7.00 per share. Further, PAC was issued 40 PubCo Preferred Shares upon the Closing, which are contingently convertible into shares of PubCo Ordinary Shares (the “Financial Advisor Additional Shares”), subject to the tranche conversion milestones, discussed in the Additional Shares section below. Upon meeting the conditions for each tranche, the shares will mandatorily convert into PubCo Ordinary Shares at a conversion ratio of 10,000 PubCo Ordinary Shares per PubCo Preferred Share. Prior to the Closing Moonshot made a pro rata distribution of the Ordinary Shares Success Fee, the warrant and the Financial Advisor Additional Shares to its partners.

In September 2025 and October 2025, GSR III entered into subscription agreements (the “PIPE Subscription Agreements”) with certain accredited investors (the “Subscribers”), pursuant to which GSR III agreed to issue and sell, in a private placement (the “PIPE Financing”), PubCo Ordinary Shares (the “PIPE Shares”) at a purchase price of $10.00 per share. In connection with the PIPE Financing, GSR III also agreed to issue warrants to purchase PubCo Ordinary Shares at an exercise price of $12.00 per share (the “Half Warrants”), issued at a ratio of one Half Warrant for every two PIPE Shares, and warrants to purchase PubCo Ordinary Shares at an exercise price of $16.00 per share (the “Quarter Warrants”), issued at a ratio of one Quarter Warrant for every four PIPE Shares (together with the Half Warrants, the “PIPE Warrants”). The PIPE Warrants are exercisable immediately upon issuance and have a term of five years from the date of issuance.

Additional Shares — Terra Innovatum Global Quotaholders

Upon the Closing, former Terra Innovatum Global Quotaholders received additional shares in the form of 8,000 PubCo Preferred Shares. The Business Combination Agreement provides, among other things, that the holders of PubCo Preferred Shares issued in connection with the Closing will have the PubCo Preferred Shares mandatorily convert subsequent to the Closing into PubCo Ordinary Shares, subject to the following contingencies:

●	An amount equal to 25% of PubCo Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the PubCo Preferred Shares), in the aggregate among the Terra Innovatum Global Quotaholders in accordance with their pro rata portion, if at any time during the five-year period following the Closing (the “First Conversion Period”), (A) the volume weighted average price (“VWAP”) of the PubCo Ordinary Share for any five Trading Days within any 20 Trading Days period (“PubCo Trading Price”) is greater than $12.00, or (B) the submittal and docketing of at least 10 of the planned Pre-Application Topical Reports following the NEI Guidance has occurred, whichever occurs earlier.

●	An amount equal to 25% of PubCo Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the PubCo Preferred Shares), in the aggregate among the Terra Innovatum Global Quotaholders in accordance with their pro rata portion, if at any time during the First Conversion Period, (A) the PubCo Trading Price is greater than $14.00, or (B) NRC docketing of the SOLO Construction Permit Application, pursuant to 10 CFR Part 50, whichever occurs earlier.

●	An amount equal to 25% of PubCo Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the PubCo Preferred Shares), in the aggregate among the Terra Innovatum Global Quotaholders in accordance with their pro rata portion, if at any time during the seven-year period following the Closing (the “Second Conversion Period”), and together with the First Conversion Period, the “Conversion Period”, (A) the PubCo Trading Price is greater than $16.00, or (B) acceptance and docketing of SOLO Test Reactor Construction Permit in compliance with the requirements of the Atomic Energy Act of 1954 as set forth in 10 CFR, whichever occurs earlier.

●	An amount equal to 25% of PubCo Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the PubCo Preferred Shares), in the aggregate among the Terra Innovatum Global Quotaholders in accordance with their pro rata portion, if at any time during the Second Conversion Period, (A) the PubCo Trading Price is greater than $18.00, or (B) issuance of an operating license of SOLO Test Reactor pursuant 10 CFR Part 50, whichever occurs earlier.

●	If, prior to the end of the applicable Conversion Period, the applicable share price triggers have not been achieved, and PubCo enters into a definitive agreement that would result in a Change of Control transaction, and (A) the price per share of PubCo Ordinary Shares payable to the shareholders of PubCo in such Change of Control transaction (the “Change of Control Offer Price”) is at least $5.00 per share, then as of immediately prior to the closing of such Change of Control transaction, (x) the applicable share price triggers that have not been achieved shall be deemed to have been satisfied, and (y) the PubCo Preferred Shares shall convert into PubCo Ordinary Shares at the Preferred/Ordinary Conversion Ratio described above as if such Change of Control Offer Price constituted the applicable share price trigger pursuant to the Business Combination Agreement; or (B) the Change of Control Offer Price is less than $5.00 per share but greater than $2.50 per share, then as of immediately prior to the closing of such Change of Control transaction, half of the PubCo Preferred Shares that have not yet converted shall convert into PubCo Ordinary Shares at the Preferred/Ordinary Conversion Ratio.

●	Any PubCo Preferred Share that is not converted into PubCo Ordinary Shares during the applicable Conversion Period will remain outstanding, provided that any PubCo Preferred Share that is not converted within 20 years of issuance shall be transferred to PubCo and subsequently cancelled by PubCo for no consideration (om niet).

Additional Shares — PAC

Upon the Closing, PAC received additional shares in the form of 40 PubCo Preferred Shares and a warrant exercisable for up to 1,000,000 PubCo Ordinary Shares at an exercise price of $7.00 per share. These PubCo Preferred Shares will mandatorily convert into PubCo Ordinary Shares, subject to the same contingencies described above within the additional shares for Terra Innovatum Global Quotaholders.

Additional Shares — Sponsor

Additionally, pursuant to the Sponsor Support Agreement, entered into by and among Terra Innovatum, GSR III and the Sponsor, 549,500 GSR III Class B Ordinary Shares held by Sponsor immediately prior to the Closing, which convert into shares of PubCo Ordinary Shares on a one-for-one basis, will be subject to certain vesting or forfeiture and cancellation conditions subsequent to the Closing as follows:

If at any time during the First Conversion Period, (a) the PubCo Trading Price is greater than $12.00, or (b) the submittal and docketing of 75% (10 of 13) of the planned pre-application topical reports following the NEI Guidance, whichever occurs earlier, then 25% of the Vesting Sponsor Shares automatically and will immediately vest and no longer be subject to forfeiture and cancellation;

If at any time during the First Conversion Period, (a) the PubCo Trading Price is greater than $14.00, or (b) NRC docketing of the SOLO 2 construction permit application, pursuant to 10 CFR Part 50, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation;

If at any time during the Second Conversion Period, (a) the PubCo Trading Price is greater than $16.00, or (b) acceptance and docketing of SOLO Test Reactor construction permit in compliance with the requirements of the Atomic Energy Act of 1954 as set forth in 10 CFR, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation; and

If at any time during the Second Conversion Period, (a) the PubCo Trading Price is greater than $18.00, or (b) issuance of an operating license of SOLO Test Reactor pursuant 10 CFR Part 50, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation.

If, (i) prior to the end of the applicable Conversion Period, the applicable share price triggers have not been achieved, (ii) PubCo enters into a definitive agreement that would result in a Change of Control transaction, and (iii) (x) the price per share of PubCo Ordinary Shares payable to the shareholders of PubCo in such Change of Control transaction, the Change of Control Offer Price, is greater than $5.00 per share, then as of immediately prior to the closing of such Change of Control transaction, (A) the applicable share price triggers that have not been achieved shall be deemed to have been satisfied, and (B) the Vesting Sponsor Shares which have not vested, shall immediately vest as if such Change of Control Offer Price constituted the applicable share price trigger pursuant to the Sponsor Support Agreement, in full and final satisfaction of Sponsor’s rights to receive the Vesting Sponsor Shares described above; or (y) the Change of Control Offer Price is less $5.00 per share but greater than $2.50 per share, then as of immediately prior to the closing of such Change of Control transaction, half of the Vesting Sponsor Shares which have not vested, shall immediately vest, in full and final satisfaction of Sponsor’s rights to receive the Vesting Sponsor Shares pursuant to the Sponsor Support Agreement. Notwithstanding anything to the contrary in this Sponsor Agreement, if PubCo Preferred Shares are otherwise converted into PubCo Ordinary Shares and distributed to Terra OpCo Quotaholders, a pro rata portion of the Vesting Sponsor Shares shall immediately vest and no longer be subject to the forfeiture conditions provided in this Sponsor Agreement.

If, upon the expiration of the applicable Conversion Period, the vesting of any of Vesting Sponsor Shares has not occurred, then the applicable Vesting Sponsor Shares that failed to vest will be automatically forfeited and transferred to PubCo for no consideration.

The table below presents the exchange of Terra Innovatum Global quotas for PubCo Ordinary Shares that occurred upon the Conversion:

Terra Innovatum Global quotas outstanding as of September 30, 2025(1)	Common Conversion Ratio(2)	Estimated PubCo Ordinary Shares issued to Terra Innovatum Quotaholders upon Closing
100	475,000	47,500,000

(1)	Represents quotas held by legacy Terra Innovatum Global Quotaholders.
(2)	Represents the Per Quota Common Conversion Amount divided by $10.00.

PIPE Financing

●	In September 2025 and October 2025, GSR III entered into Subscription Agreements with certain accredited investors, pursuant to which GSR III agreed to issue and sell, in a private placement, PubCo Ordinary Shares at a purchase price of $10.00 per share. In connection with the PIPE Financing, GSR III agreed to issue the PIPE Warrants which consist of the Half Warrants to purchase PubCo Ordinary Shares at an exercise price of $12.00 per share and the Quarter Warrants to purchase PubCo Ordinary Shares at an exercise price of $16.00 per share. The PIPE Warrants are exercisable immediately upon issuance and have a term of five years from the date of issuance.

Other Material Events

●	Total actual dividends on investments held in the Trust Account subsequent to September 30, 2025 through the Closing Date were $155.6 thousand.

●	Terra Innovatum incurred interest expense and amortization of debt issuance costs and debt discounts from October 1, 2025 through the Closing Date on the Bridge Loans held at amortized cost in Terra Innovatum Global’s historical September 30, 2025 financial statements of approximately $47.7 thousand, $0.3 thousand, and $18.9 thousand, respectively.

Additional Information Related to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared based on GSR III’s and Terra Innovatum’s Global historical financial statements as adjusted to give effect to the Closing, the PIPE Financing, and the Other Material Events. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives pro forma effect to the Closing as if it had occurred on September 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●

the historical audited financial statements of GSR III as of and for the year ended December 31, 2024, and the related notes included in the proxy statement/prospectus filed with the Securities and Exchange Commission by GSR III on September 16, 2025 (the “Proxy Statement/Prospectus);

●

the historical unaudited financial statements of GSR III as of and for the nine months ended September 30, 2025, and the related notes incorporated by reference to Exhibit 99.8 to the Current Report on Form 8-K which was filed on November 17, 2025;

●	the historical audited financial statements of Terra Innovatum as of and for the year ended December 31, 2024, and the related notes included in the Proxy Statement/Prospectus;

●

the historical unaudited consolidated financial statements of Terra Innovatum Global as of and for the nine months ended September 30, 2025, and the related notes incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 which was filed on November 17, 2025;

●	other information relating to GSR III and Terra Innovatum Global contained in the Proxy Statement/Prospectus, including in the sections entitled “GSR III’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Terra Innovatum Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Annexes and other financial information relating to each of GSR III and Terra Innovatum Global included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Closing, the PIPE Financing, and the Other Material Events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of PubCo. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2025

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	GSR III Acquisition Corp. Historical	Terra Innovatum Global, S.r.l Historical	PIPE Financing	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$466	$2,151	35,673	3(aaa)	$-		$88,541	3(a)	$109,291
	-	-	-		-		(2,657)	3(e)	-
	-	-	-		-		(4,163)	3(f)	-
	-	-	-		-		(219)	3(k)	-
	-	-	-		-		(1,301)	3(l)	-
	-	-	-		-		(9,200)	3(d)	-
Deferred transaction costs	-	1,114	-		-		(1,114)	3(f)	-
Prepaid expenses and other current assets	81	385	-		-		2,547	3(l)	3,013
Total current assets	547	3,650	35,673		-		72,434		112,304
Cash and investments held in trust account	238,742	-	-		156	3(aa)	(88,541)	3(a)	-
	-	-	-		-		(150,357)	3(q)	-
Equipment, net	-	98	-		-		-		98
Total assets	$239,289	$3,748	$35,673		$156		$(166,464)		$112,402
Liabilities and shareholders’ (deficit) equity
Current liabilities:
Accounts payable	$-	$3,708	$-		$-		$(1,439)	3(f)	$2,270
	-	-	-		-		(219)	3(e)	-
	-	-	-		-		220	3(t)	-
Accounts payable and accrued expense	2,539	-	-		-		(2,539)	3(t)	-
Accrued expenses and other current liabilities	-	221	-		-		1,246	3(l)	1,515
	-	-	-		-		(2,271)	3(e)	-
	-	-	-		-		2,319	3(t)	-
Bridge loans, net	-	3,557	-		67	3(bb)	(3,624)	3(o)	-
Total current liabilities	2,539	7,486	-		67		(6,307)		3,785
Related party loan, non-current	-	325	-		-		-		325
Other non-current liabilities	-	167	-		-		-		167
Deferred underwriting commissions	9,200	-	-		-		(9,200)	3(d)	-
Share-settled contingent liability	-	-	-		-		2,957	3(b)	598,493
	-	-	-		-		591,473	3(n)	-
	-	-	-		-		4,063	3(m)	-
Total liabilities	11,739	7,978	-		67		582,986		602,770
GSR III Class A ordinary shares, $0.0001 par value; 23,000,000 shares subject to possible redemption at $10.38 per share as of September 30, 2025	238,742	-	-		-		(150,357)	3(q)	-
	-	-	-		-		(88,541)	3(s)	-
	-	-	-		-		156	3(h)	-

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF SEPTEMBER 30, 2025

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	GSR III Acquisition Corp. Historical	Terra Innovatum Global, S.r.l Historical	PIPE Financing	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Shareholders’ (deficit) equity:
GSR III Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of September 30, 2025	-	-	-		-		-		-
GSR III Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; 422,500 shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption) as of September 30, 2025	-	-	-		-		-	3(j)	-
	-	-	-		-		-	3(p)	-
GSR III Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding as of September 30, 2025	1	-	-		-		-	3(m)	-
	-	-	-		-		(1)	3(p)	-
PubCo Preferred Shares, par value $117.35*; 8,040 shares authorized; 0 shares issued and outstanding as of September 30, 2025	-	-	-		-		-		-
PubCo Ordinary Shares, par value $0.01*; 500,000,000 shares authorized; 69,751,448 shares issued and outstanding as of September 30, 2025	-	-	43	3(aaa)	-		3	3(c)	819
	-	-	-		-		558	3(g)	-
	-	-	-		-		10	3(o)	-
	-	-	-		-		105	3(p)	-
	-	-	-		-		100	3(s)	-
Corporate Capital	-	15	-		-		(15)	3(g)	-
Additional paid-in-capital	-	1,402	35,630	3(aaa)			(1,114)	3(f)	-
	-	-	-		-		(11,966)	3(g)	-
	-	-	-		-		-	3(i)	-
	-	-	-		-		-	3(j)	-
	-	-	-		-		(108,724)	3(n)	-
	-	-	-		-		(4,063)	3(m)	-
	-	-	-		-		(156)	3(h)	-
	-	-	-		-		(3)	3(c)	-
	-	-	-		-		(2,957)	3(b)	-
	-	-	-		-		3,614	3(o)	-
	-	-	-		-		(104)	3(p)	-
	-	-	-		-		-	3(r)	-
	-	-	-		-		88,441	3(s)	-
Accumulated deficit	(11,193)	(5,617)	-		156	3(aa)	(167)	3(e)	(491,157)
	-	-	-		(67)	3(bb)	(2,724)	3(f)	-
	-	-	-		-		11,423	3(g)	-
	-	-	-		-		(219)	3(k)	-
	-	-	-		-		(482,749)	3(n)	-
	-	-	-		-		-	3(r)	-
Accumulated other comprehensive income	-	(30)	-		-		-		(30)
Total shareholders’ (deficit) equity	(11,192)	(4,230)	35,673		89		(510,708)		(490,368)
Total liabilities, Class A ordinary shares subject to possible redemption, and shareholders’ (deficit) equity	$239,289	$3,748	$35,673		$156		$(166,464)		$112,402

*	Pursuant to the Business Combination Agreement, the par value of PubCo Ordinary Shares is EUR 0.01 per share, and the par value of PubCo Preferred Shares is EUR 100.00 per share. The par values presented above within the unaudited pro forma condensed combined balance sheet are converted to USD, using an exchange rate as of the balance sheet date, and presented rounded. The resulting unrounded par value in USD of PubCo Ordinary Shares and PubCo Preferred Shares is $0.011735 and $117.35, respectively,

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

			Actual Redemptions
(In thousands, except per share and weighted-average share data)	GSR III Acquisition Corp. Historical	Terra Innovatum Global S.r.l. Historical	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Operating expenses:
General and administrative	$3,879	$5,655	$1,952	4(e)	$11,486
Development costs	-	244	-		244
Total operating expenses	3,879	5,899	1,952		11,730
Loss from operations	(3,879)	(5,899)	(1,952)		(11,730)
Interest and dividends earned on investments held in trust account	7,330	-	(7,330)	4(c)	-
Other expense	-	(215)	-		(215)
Interest expense	-	(726)	726	4(g)	-
Change in fair value - warrant liability	-	1,260	-		1,260
Total other income (expense), net	7,330	319	(6,604)		1,045
Net income (loss)	$3,451	$(5,580)	$(8,556)		$(10,685)

Net loss attributable to PubCo ordinary shareholders					$(17,138)
GSR III basic and diluted weighted average ordinary shares outstanding, redeemable ordinary shares	23,000,000	-	-		-
Basic and diluted net income per share, GSR III redeemable ordinary shares	$0.12	$-	$-		$-
GSR III basic and diluted weighted average ordinary shares outstanding, non-redeemable ordinary shares	6,172,500	-	-		-
Basic and diluted net income per share, GSR III non-redeemable ordinary shares	$0.12	$-	$-		$-
PubCo basic and diluted weighted-average ordinary shares outstanding	-	-	-		69,751,448	4(h)
Basic and diluted net loss per share, PubCo Ordinary Shares	$-	$-	$-		$(0.25)	4(h)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

			Actual Redemptions
(In thousands, except per share and weighted-average share data)	GSR III Acquisition Corp. Historical	Terra Innovatum Global S.r.l. Historical	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Operating expenses:
General and administrative	$463	$78	$167	4(a)	$6,198
	-	-	219	4(b)	-
	-	-	2,724	4(d)	-
	-	-	2,547	4(e)	-
	-	-	-	4(f)	-
	-	-	-		-
Development costs	-	75	-		75
Total operating expenses	463	153	5,657		6,273
Loss from operations	(463)	(153)	(5,657)		(6,273)
Dividends earned on investments held in Trust Account	1,412	-	(1,412)	4(c)	-
Change in fair value of warrant liability	-	-	-		-
Other income - related party	-	129	-		129
Other expense	-	-	-		-
Total other income (expense), net	1,412	129	(1,412)		129
Income (Loss) before income taxes	949	(24)	(7,069)		(6,144)
Provision for income taxes	-	(10)	-		(10)
Net income (loss)	$949	$(34)	$(7,069)		$(6,154)

GSR III basic and diluted weighted average ordinary shares outstanding, redeemable ordinary shares	3,330,601	-	-		-
Basic and diluted net income per share, GSR III redeemable ordinary shares	$0.10	$-	$-		$-
GSR III basic and diluted weighted average ordinary shares outstanding, non-redeemable ordinary shares	5,811,182	-	-		-
Basic and diluted net income per share, GSR III non-redeemable ordinary shares	$0.10	$-	$-		$-
PubCo basic and diluted weighted-average ordinary shares outstanding	-	-	-		69,751,448	4(h)
Basic and diluted net loss per share attributable to PubCo ordinary shareholders	$-	$-	$-		$(0.09)	4(h)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and presents the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). GSR III and Terra Innovatum management have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of PubCo at the Closing, the PIPE Financing, and the Other Material Events. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Closing. GSR III and Terra Innovatum have not had any historical relationship prior to the Closing. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments reflecting the Closing, the PIPE Financing, and the Other Material Events are based on certain currently available information and certain assumptions and methodologies that both GSR III and Terra Innovatum believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both GSR III and Terra Innovatum believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Closing, the PIPE Financing, and the Other Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 14,475,606 shares of redeemable GSR III Class A ordinary shares for an aggregate redemption price of $150.4 million out of the Trust Account.

Included in the shares outstanding and weighted average shares outstanding (for the calculation of pro forma basic and diluted net loss per share) as presented in the unaudited pro forma condensed combined financial information are PubCo Ordinary Shares issued to legacy Terra Innovatum Global Quotaholders and the GSR III Ordinary Shares that remained outstanding following the actual redemptions on the Closing Date and that represent PubCo Ordinary Shares, which includes GSR III Ordinary Shares held by public shareholders, GSR III Ordinary Shares held by the Sponsor and related parties of the Sponsor, and the shares issued to holders of GSR III Rights upon the automatic exercise of the outstanding GSR III Rights at the Closing.

Pursuant to the Business Combination Agreement, former quotaholders of Terra Innovatum received an aggregate of 47,500,000 PubCo Ordinary Shares, each share having one vote. The former quotaholders of Terra Innovatum held approximately 67.6% of the total voting rights in PubCo at the Closing. The table directly below presents shares outstanding and the pro forma voting rights on the Closing Date as depicted in the unaudited pro forma condensed combined balance sheet. This table excludes PubCo Preferred Shares issued to legacy Terra Innovatum Global Quotaholders and PAC in the amount of 8,000 and 40, respectively.

Additionally, this table excludes 1,000,000 potentially issuable PubCo Ordinary Shares underlying the warrant issued to PAC as a success fee upon the Closing (see Note 3(i)), 1,702,966 potentially issuable PubCo Ordinary Shares to certain Bridge Loan lenders upon the exercise of warrants issued upon the Closing, 2,762,625 potentially issuance PubCo Ordinary shares upon the exercise of the PIPE Warrants (see Note 3(aaa)), and 10,000 potentially issuable Pubco Ordinary Shares to a third party upon the exercise of a warrant issued as a finder’s fee upon the Closing.

	Actual Redemptions
	Shares	% Ownership
PubCo Ordinary Shares held by Terra Innovatum Global Quotaholders(1)	47,500,000	67.6%
PubCo Ordinary Shares held by GSR III public shareholders(2)	11,810,108	16.8%
PubCo Ordinary Shares held by Sponsor and related parties of Sponsor(3)	6,232,857	8.9%
PubCo Ordinary Shares held by unrelated third parties(4)	1,074,483	1.5%
PubCo Ordinary Shares underlying the PIPE Financing(5)	3,683,500	5.2%
Total PubCo Ordinary Shares	70,300,948	100.0%

(1)	Consists of PubCo Ordinary Shares issued to legacy Terra Innovatum Global Quotaholders upon the effective time of the Closing, which, pursuant to the Business Combination Agreement is equal to the (a) Common Conversion Ratio of 475,000, multiplied by (b) 100 quotas, for a total number of PubCo Ordinary Shares issued to legacy Terra Innovatum Global Quotaholders of 47,500,000.

(2)	Consists of, (i) 8,524,394 GSR III Class A Ordinary Shares that were subject to possible redemption which GSR III public shareholders elected not to redeem in connection with the Business Combination and (ii) 3,285,714 GSR III Public Rights, each of which converted, on a one-for-one basis, into GSR III Class A Ordinary Shares immediately prior to the Closing. These GSR III Ordinary Shares converted on a one-for-one basis into PubCo Ordinary Shares upon the Closing.

(3)	Consists of 6,232,857 GSR III Ordinary Shares issued and outstanding immediately prior to the Closing which converted on a one-for-one basis into PubCo Ordinary Shares at the Closing. The 6,232,857 GSR III Ordinary Shares consists of (i) 5,495,000 GSR III Class B Ordinary Shares held by Sponsor which represents 5,495,000 issued and outstanding GSR III Class B Ordinary Shares held by Sponsor at the Closing, including 549,500 Vesting Sponsor Shares, subject to the vesting conditions pursuant to the Business Combination Agreement as the Sponsor will retain voting power with respect to the Vesting Sponsor Shares, (ii) 384,428 and 38,072 GSR III Class A Ordinary Shares held by Sponsor and related parties of Sponsor, respectively, (iii) 255,000 issued and outstanding GSR III Class B Ordinary Shares held by related parties of Sponsor, (iv) 54,918 and 5,439 Private Placement Rights held by Sponsor and related parties of Sponsor, respectively, which converted on a one-for-one-basis into GSR III Class A Ordinary Shares immediately prior to the Closing.

(4)	Consists of (i) 223,000 PubCo Ordinary Shares issued to PAC as a success fee upon the Closing of the Business Combination and (ii) 851,483 PubCo Ordinary Shares issued from conversion of the Bridge Loans upon the Closing of the Business Combination.

(5)	Consists of 3,683,500 PubCo Ordinary Shares issued upon Closing as a result of the PIPE Financing.

2.	Accounting Treatment for the Transaction

In connection with the Terra Pre-Closing Restructuring, each issued and outstanding quota of New TopCo converted into PubCo Ordinary Shares at the Common Conversion Ratio. Subsequent to the Terra Pre-Closing Restructuring, GSR III merged into Terra MergerCo with GSR III surviving and becoming a wholly owned subsidiary of PubCo. As a result of the merger, GSR III’s issued and outstanding shares converted into PubCo Ordinary Shares on a one-for-one basis. PubCo’s acquisition of GSR III was accounted for as a recapitalization by/via an asset acquisition in accordance with ASC 805-50, as GSR III does not meet the ASC 805 definition of a business.

The consideration transferred to the GSR III shareholders to effect the asset acquisition consists of PubCo Ordinary Shares and contingently issuable PubCo Ordinary Shares. As GSR III is comprised primarily of monetary assets (Cash and Investments held in Trust Account), the fair value of the aforementioned consideration transferred is deemed equivalent to GSR III’s net assets. As the consideration transferred is deemed equivalent to the net assets acquired, the net assets of GSR III will be stated at their carrying values, which are deemed to be stated at their respective fair values, and no goodwill (or gain or loss) will be recognized.

The conversion of New TopCo’s issued and outstanding quotas into PubCo Ordinary Shares, which was effected in connection with the aforementioned asset acquisition (a recapitalization by/via asset acquisition), was accounted for as a recapitalization in accordance with U.S. GAAP. GSR III was treated as the “acquired” company for accounting purposes and PubCo was treated as the legal and accounting acquirer.

PubCo, which is controlled by legacy Terra Innovatum Global Quotaholders, has been determined to be the accounting acquirer based on the following:

●	Legacy Terra Innovatum Global Quotaholders held a majority of the voting interest in PubCo, with 67.6% of the voting power held by legacy Terra Innovatum Global Quotaholders at Closing.

●	All of the senior management of PubCo will come from the senior management of Terra Innovatum.

●	Terra Innovatum will appoint a majority of the directors to the board of directors of PubCo.

●	The intended strategy of PubCo will be to continue to focus on Terra Innovatum’s core service offerings.

3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for PIPE Financing:

(aaa)	In September 2025 and October 2025, GSR III entered into Subscription Agreements for the private placement sale of 3,683,500 PubCo Ordinary Shares at $10.00 per share for aggregate gross proceeds of $36.8 million prior to the payment of placement agent fees of $1.2 million. Additionally, in connection with the PIPE Financing, GSR III committed to issue two sets of warrants upon the Closing of the Business Combination, the Half Warrants, exercisable for 1,841,750 PubCo Ordinary Shares at an exercise price of $12.00 per share and the Quarter Warrants, exercisable for 920,875 PubCo Ordinary Shares at an exercise price of $16.00 per share. The PIPE Warrants have a five-year term from issuance.

The PIPE Shares and PIPE Warrants qualify for permanent equity classification under ASC 815-40. As such, the $36.8 million of proceeds was allocated between the PIPE Shares and the PIPE Warrants on the basis of their relative fair values. The fair values of the PIPE Shares and PIPE Warrants were determined using a Monte Carlo simulation with assumptions including a $7.41 share price, 3.61% to 3.67% risk-free rate, and 117.5% volatility. As a result, $6.6 million of the gross proceeds were allocated to the Half Warrants, $2.9 million of the gross proceeds were allocated to the Quarter Warrants, and $27.3 million of the gross proceeds were allocated to the PIPE Shares, resulting in a $36.8 million increase to additional paid-in capital on the unaudited pro forma condensed combined balance sheet as of September 30, 2025.

Pursuant to the April 28, 2025 engagement letter between GSR III and The Benchmark Company, LLC (“Benchmark”), Benchmark was entitled to a placement agent fee equal to 5.0% of the gross proceeds from PIPE Subscribers it introduced. Benchmark sourced $19.2 million of gross proceeds, resulting in a $962.0 thousand cash fee paid at Closing. Additionally, pursuant to the engagement letter between GSR III and Benchmark, the Company reimbursed Benchmark for $200.0 thousand other necessary out-of-pocket expenses incurred directly in connection with the engagement letter. The total $1.2 million fee was allocated between the PIPE Shares, Half Warrants, and Quarter Warrants using the same method used to allocate the proceeds and is reflected as a reduction to additional paid-in capital in the unaudited pro forma condensed combined balance sheet as of September 30, 2025.

Pro Forma Adjustments for Other Material Events:

(aa)	To reflect actual dividends on investments held in the Trust Account from October 1, 2025 through the Closing Date.

(bb)	To reflect interest incurred of $47.7 thousand and amortization of debt issuance costs and debt discounts of $0.3 thousand and $18.9 thousand respectively from October 1, 2025 through the Closing Date on Bridge Loans entered into prior to September 30, 2025.

Pro Forma Other Transaction Accounting Adjustments:

(a)	To reflect the release of the cash and investments held in the Trust Account to cash and cash equivalents following the redemption of 14,475,606 GSR III Class A ordinary shares for aggregate proceeds of $150.4 million from the Trust Account. The amount of investments held in the Trust Account released to cash is equal to the historical balance of the Trust Account as of September 30, 2025 in the amount of $238.7 million, plus $155.6 thousand dividend income on the Trust Account subsequent to September 30, 2025 through the Closing Date (see Note 3(aa)) less the $150.4 million aggregate redemptions.

(b)	To reflect the recognition of (i) the issuance of PubCo Preferred Shares to PAC upon the Closing and (ii) the associated conversion feature which will be automatically triggered if contingent milestones are met subsequent to the Closing. Refer to the Introduction section above for description of the various milestones.

The PubCo Preferred Shares will be forfeited by the holder if they are not converted within 20 years from the issuance date, the Closing. As the PubCo Preferred Shares may be forfeited, management has concluded that they should be evaluated, accounted for, and classified, as a freestanding equity-linked instrument, rather than as outstanding shares.

Management has concluded that the change of control provision and the permit-driven performance target milestones described in the Introduction section above cause the freestanding equity-linked instrument to not be considered indexed to PubCo’s own stock as these represent potential settlement adjustments that are not permissible within the guidance of ASC 815. Therefore, the freestanding equity-linked instrument has been recorded as a liability at its estimated fair value, with the offsetting amount recorded to additional paid-in capital. The value of the Share-settled contingent liability was calculated using a probability weighted-average analysis of the achievement of each of the milestones and a Monte Carlo simulation model. The simulation incorporated (i) an underlying share price of $7.41 per share, (ii) a 3.9% risk free rate, and (iii) an estimated volatility of 125% based on historical data of comparable public companies.

(c)	To reflect the issuance of 223,000 PubCo Ordinary Shares to PAC upon the Closing for banking advisory services provided to Terra Innovatum. The issuance of the shares was accounted for in accordance with Staff Accounting Bulletin Topic 5.A (“SAB Topic 5.A”) as a specific incremental cost associated with the equity offering, with the grant date fair value recorded as a decrease to additional paid-in capital with a corresponding increase to par value.

(d)	To reflect the settlement of GSR III’s deferred underwriting fee payable upon the Closing.

(e)	To reflect the payment on the Closing Date of total transaction costs of $2.7 million related to GSR III, including:

(i) $167.3 thousand of costs incurred after September 30, 2025, which are not specific incremental costs directly attributable to the offering.

(ii) $2.5 million of costs incurred prior to September 30, 2025, which are not specific incremental costs directly attributable to the offering.

In accordance with Staff Accounting Bulletin Topic 5.A and ASC 340-10-S99-1, management evaluated the nature of all transaction-related costs. Based on this evaluation:

o	$167.3 thousand of costs incurred after September 30, 2025 were expensed as incurred and recorded as an addition to accumulated deficit in the pro forma balance sheet. These costs primarily include accounting and audit services for historical financial statements and other financial services. None of these services were specific incremental costs directly attributable to the offering.

o	$2.5 million of costs incurred prior to September 30, 2025 were expensed as incurred and recorded as an addition to accumulated deficit in the pro forma balance sheet. These costs primarily include legal services related to the negotiation and structuring of the business combination agreement and preparation of the registration statements and other financial services. None of these services were specific incremental costs directly attributable to the offering.

(f)	To reflect the payment of transaction costs of $4.2 million related to Terra Innovatum Global, including:

(i) $2.7 million of costs incurred after September 30, 2025 that are not specific incremental costs directly attributable to the offering; and

(ii)$482.4 thousand of costs incurred prior to September 30, 2025 that are not specific incremental costs directly attributable to the offering. These costs were expensed as incurred and recorded as accounts payable in the historical Terra Innovatum Global balance sheet.

(iii) $956.3 thousand of legal fees incurred prior to September 30, 2025 that are specific incremental costs directly attributable to the offering. These costs were recorded to deferred transaction costs and accounts payable in the historical Terra Innovatum Global balance sheet.

Accounts payable decreased by $1.4 million, due to the payments of (ii) and (iii) above.

In accordance with Staff Accounting Bulletin Topic 5.A and ASC 340-10-S99-1, management evaluated the nature of all transaction-related costs. Based on this evaluation:

●	Approximately $2.7 million of costs incurred after September 30, 2025 were expensed as incurred and recorded as an addition to accumulated deficit in the pro forma balance sheet. These costs include strategic advisory fees, including the $2.5 million cash success fee to PAC, legal services, accounting and audit services for historical financial statements, and marketing and investor relations costs. None of these services were specific incremental costs directly attributable to the offering.

●	Approximately $482.4 thousand of costs incurred prior to September 30, 2025 were expensed as incurred and recorded as an addition to accumulated deficit in the pro forma balance sheet. These costs include strategic advisory fees, legal services, accounting and audit services for historical financial statements, and marketing and investor relations costs. None of these services were specific incremental costs directly attributable to the offering.

●	Approximately $956.3 thousand of legal fees incurred prior to September 30, 2025 were accounted for as specific incremental costs directly attributable to the offering and recorded in Terra Innovatum Global’s historical financial statements as deferred transaction costs and recorded as a reduction to additional paid-in capital in the pro forma balance sheet.

(g)	To reflect the recapitalization of PubCo through the conversion of 100 New TopCo quotas into 47,500,000 PubCo Ordinary Shares, reflecting the Common Conversion Ratio of 475,000, and to reflect to derecognition of the accumulated deficit of GSR III which is reversed to additional paid-in-capital.

The recapitalization adjustment is determined as follows (in thousands):

Derecognition of Terra Innovatum Global Corporate Capital	$(15)
Derecognition of GSR III’s accumulated deficit(1)	$11,423
Issuance of PubCo Ordinary Shares in accordance with the Common Conversion Ratio	$558
Net reduction of additional paid-in capital due to derecognition of GSR III’s accumulated deficit and Terra Innovatum Global’s Corporate Capital and issuance of PubCo Ordinary Shares	$(11,966)

(1)	The derecognition of GSR III’s accumulated deficit of $8.6 million is determined as follows (in thousands):

Historical accumulated deficit of GSR III as of September 30, 2025	$11,193
Dividends on investments held in the Trust Account, see 3(aa)	$(156)
Transaction costs of GSR III through the Closing Date, see 3(e)	$167
Premium for a directors’ and officers’ tail insurance policy, see 3(k)	$219
Total adjustment to derecognize GSR III’s accumulated deficit	$11,423

(h)	To reflect the change in redemption value of the GSR III Class A Ordinary Shares subject to possible redemption due to the income on investments from the Trust Account from October 1, 2025 through the Closing Date (see Note 3(aa)). Changes in the redemption value of stock classified as temporary equity may be recognized immediately as they occur by adjusting the carrying amount of the stock in accordance with ASC 480.

(i)	To reflect the issuance of a warrant, classified within permanent equity, to PAC as a success fee upon the Closing. The warrant provides PAC the right to acquire up to 1,000,000 PubCo Ordinary Shares at an exercise price of $7.00 per share, with an exercise period of 5.0 years. The issuance of the warrant was accounted for in accordance with SAB Topic 5.A as a specific incremental cost associated with the equity offering, with the grant date fair value recorded as a decrease to additional paid-in capital with a corresponding increase to additional paid-in capital. This resulted in a $0 impact to additional paid-in capital.

The warrant was recorded at its estimated fair value on the Closing Date, determined using the Black Scholes-Merton option-pricing model. The assumptions used in deriving the grant date fair value of the warrant were as follows: (i) an underlying share price of $10.00 per share. Under U.S GAAP, fair value measurements should reflect the price at which an asset or liability could be exchanged in an orderly transaction between market participants at the measurement date. The $10.00 per share underlying is the initial public offering price of GSR III, which would reflect the market participant price of an exchange of the equivalent GSR III Ordinary shares, which would convert on a one-for-one basis to PubCo Ordinary Shares upon the Closing. (ii) An exercise price of $7.00 per share, (iii) a risk-free interest rate of 4.38%, corresponding to the U.S Treasury rate for a period equal to the expected term of the warrant, (iv) an expected term of 5.0 years, as the warrant can be exercised through a 5.0 year period from the Closing, (v) a volatility of 98.2%. PubCo lacks its own historical stock data. Therefore, it estimates its expected stock volatility based primarily on the historical volatility of a publicly traded set of peer companies. (vi) A dividend yield of 0%; PubCo does not plan to pay cash dividends on its PubCo Ordinary Shares in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation model. These assumptions resulted in a grant date fair value of a call option (as a warrant is akin to a written call option) of approximately $8.00 per share.

(j)	To reflect the issuance of 3,346,071 shares of GSR III Class A Ordinary Shares upon the automatic exercise immediately prior to the Closing of the GSR III Rights to acquire one GSR III Class A Ordinary Share. The issuance of the shares resulted in a $0 adjustment within the GSR III Class A Ordinary Share, par value $0.0001 and additional paid-in capital line items, respectively, due to the effect of rounding as the adjustment to record the shares at par value and associated adjustment to additional paid-in capital were less than $1 thousand, respectively.

(k)	To reflect the payment on the Closing Date of the $219.0 thousand premium for a directors’ and officers’ tail insurance policy. This adjustment increases accumulated deficit as the premium is related to activity prior to the Closing.

(l)	To reflect the payment of a $1.3 million premium on the Closing Date for a prepaid directors’ and officers’ insurance policy for PubCo. Additionally, to recognize the present value of a second $1.3 million premium payment, which is due six months after closing, as an accrual in accrued expenses and other current liabilities.

(m)	To reflect that immediately prior to the Closing, 549,500 GSR III Class B Ordinary Shares held by the Sponsor become subject to certain vesting or forfeiture conditions. The vesting will be triggered contingent upon various milestones being met subsequent to the Closing. Refer to the Introduction section above for a description of the various milestones.

The shares that will be subject to the vesting are contingently forfeitable based on the non-achievement of the milestones and will be forfeited by the Sponsor if the milestones are not met within the Conversion Period, as discussed further in the Introduction section above. As the shares may be forfeited, management has concluded that they should be evaluated, accounted for, and classified, as a freestanding equity linked instrument, rather than as outstanding shares.

Management has concluded that the change of control provision and the permit-driven performance target milestones described in the Introduction section above cause the freestanding equity-linked instrument to not be considered indexed to PubCo’s own stock as these represent potential settlement adjustments that are not permissible within the guidance of ASC 815. Therefore, the freestanding equity-linked instrument has been recorded as a liability at its estimated fair value. The value of the Share-settled contingent liability was calculated using a probability weighted-average analysis of the achievement of each of the milestones and a Monte Carlo simulation model. The simulation incorporated (i) an underlying share price of $7.41 per share, (ii) a 3.9% risk free rate, and (iii) an estimated volatility of 125% based on historical data of comparable public companies

(n)	To reflect the recognition of (i) the issuance of PubCo Preferred Shares to the Terra Innovatum Global Quotaholders upon the Closing and (ii) the associated conversion feature which will be automatically triggered if contingent milestones are met subsequent to the Closing. Refer to the Introduction section above for description of the various milestones.

The PubCo Preferred Shares will be forfeited by the holder if they are not converted within 20 years from the issuance date, the Closing. Shares may be forfeited, management has concluded that they should be evaluated, accounted for, and classified, as a freestanding equity-linked instrument, rather than as outstanding shares.

Management has concluded that the change of control provision and the permit-driven performance target milestones described in the Introduction section above cause the freestanding equity-linked instrument to not be considered indexed to PubCo’s own stock as these represent potential settlement adjustments that are not permissible within the guidance of ASC 815. Therefore, the freestanding equity-linked instrument has been recorded as a liability at its estimated fair value. The value of the Share-settled contingent liability was calculated using a probability weighted-average analysis of the achievement of each of the milestones and a Monte Carlo simulation model. The simulation incorporated (i) an underlying share price of $7.41 per share, (ii) a 3.9% risk free rate, and (iii) an estimated volatility of 125% based on historical data of comparable public companies.

As the $591.5 million fair value of the resulting Share-settled contingent liability exceeded the pro forma balance of additional paid-in-capital, the excess of the fair value over the pro forma balance of additional paid-in-capital was recorded as an increase to Accumulated deficit of $482.7 million.

(o)	To reflect the issuance of 851,483 PubCo Ordinary Shares upon the conversion of the aggregate principal and accrued interest on the Bridge Loans at Closing, at a conversion price of $7.00 per share.

At the Closing, the Bridge Loans had an aggregate principal balance of $6.0 million, consisting of $5.7 million in aggregate principal plus $300.3 thousand accrued payable in kind interest, with associated unamortized debt discounts of $2.3 million and unamortized debt issuance costs of $9.5 thousand. During the period from October 1, 2025 through the Closing, $18.9 thousand of the debt discount and $0.3 thousand of the issuance costs were amortized, and $47.7 thousand of interest expense was incurred. As a result of the conversion, a net total of $3.6 million of bridge loans, net was derecognized from the unaudited pro forma condensed combined balance sheet as of September 30, 2025 with a corresponding increase to PubCo Ordinary Shares of $10.0 thousand to reflect the par value of the shares issued and the remaining $3.6 million to additional paid-in capital in accordance with ASC 470-20-40-4.

(p)	To reflect the conversion of all 422,500 GSR III Class A Ordinary Shares not subject to possible redemption issued and outstanding immediately prior to the Closing into PubCo Ordinary Shares, and to reflect the conversion of 5,200,500 GSR III Class B Ordinary Shares issued and outstanding immediately prior to the Closing into PubCo Ordinary Shares (5,750,000 issued and outstanding GSR III Class B Ordinary Shares less the 549,500 GSR III Class B Ordinary Shares subject to certain vesting or forfeiture conditions) (see Note 3(m)). Additionally, to reflect the conversion of 3,346,071 GSR III Class A Ordinary Shares issued and outstanding immediately prior to the Closing resulting from the automatic exercise immediately prior to the Closing of the GSR III Rights (see Note 3(j)). The conversion of the shares resulted in a $104.3 thousand reduction to additional paid-in capital, which represents the excess par value of PubCo Ordinary Shares over the par value of GSR III Class A Ordinary Shares and GSR III Class B Ordinary Shares, respectively.

(q)	To reflect the redemption of 14,475,606 issued and outstanding GSR III Class A Ordinary Shares subject to possible redemption immediately prior to the Closing for a total cash payment of $150.4 million at an approximate redemption price of $10.39 per share.

The redemptions satisfy both the GSR III Available Cash requirement and the $5,000,001 minimum net tangible asset requirement set forth in the Business Combination Agreement. The $5,000,001 minimum net tangible asset requirement set forth in section 9.1(f) of the Business Combination Agreement applies to GSR III’s net tangible assets immediately prior to the Closing.

The GSR III Available Cash requirement set forth in section 9.1(e) of the Business Combination Agreement requires that GSR III have at least $25.0 million in available cash at Closing.

The tables below present the calculation demonstrating that the GSR III net tangible asset requirement and the GSR III Available Cash requirement are met:

(in thousands)	Actual Redemptions
Historical net assets of GSR III as of September 30, 2025	$227,550
Dividends on investments held in the Trust Account subsequent to September 30, 2025(1)	156
Actual redemptions of GSR III Class A Ordinary shares subject to possible redemption	(150,356)
GSR III net assets immediately prior to Closing	$77,350

(in thousands)	Actual Redemptions
GSR III net tangible assets immediately prior to Closing:
Cash and investments held in trust account as of September 30, 2025	$238,742
Other assets as of September 30, 2025	547
Total assets as of September 30, 2025	$239,289
Total liabilities as of September 30, 2025	$11,739
Historical net tangible assets of GSR III as of September 30, 2025	$227,550
Dividends on investments held in the Trust Account subsequent to September 30, 2025(1)	$156
Minus: Share redemption amount	(150,356)
GSR III net tangible assets immediately prior to Closing	$77,350

(in thousands)	Actual Redemptions
GSR III Available Cash:
Cash and investments held in trust account as of September 30, 2025	$238,742
Plus: Dividends on investments held in the Trust Account subsequent to September 30, 2025(1)	156
Minus: Share redemption amount	(150,356)
Plus: Transaction financing - Bridge Loan Financing and PIPE Financing	42,525
Minus: Unpaid GSR III transaction expenses - underwriting fee	(9,200)
Minus: Unpaid GSR III transaction expenses - other transaction costs	(2,658)
Minus: Terra Innovatum transaction expenses -limited to $4,000,000	(4,000)
GSR III Available Cash	$115,209

(1)	Total actual dividends on investments held in the Trust Account subsequent to September 30, 2025 through the Closing Date were $155.6 thousand.

(r)	To reflect the recognition of stock-based compensation upon the satisfaction of a performance condition (the Closing of the Business Combination) associated with the transfer of certain GSR III Class B Ordinary Shares.

In November 2024, the Sponsor transferred a total of 30,000 GSR III Class B Ordinary Shares to three independent directors (10,000 each) at a purchase price of $0.00438 per share. Additionally, in December 2024, the Sponsor transferred 225,000 GSR III Class B Ordinary Shares to a member of the management team, also at a purchase price of $0.00438 per share. Although the shares were legally transferred in 2024, the awards were subject to a performance condition (the Closing of the Business Combination). As such, in accordance with ASC 718, stock-based compensation was not recognized until the Closing, when the performance condition was satisfied.

The grant date fair value of the shares was determined to be $0.00438 per share, equal to the amount paid by the recipients. As a result, the total stock-based compensation expense recognized was $0, as the fair value of the awards was fully offset by the amount initially received for the purchase of the shares.

(s)	To reflect the conversion at Closing of 8,524,394 redeemable GSR III Class A ordinary shares into 8,524,394 PubCo Ordinary Shares, par value $0.011789 per share. The conversion was effected at an aggregate amount of $88.5 million, funded from the remaining cash held in the Trust Account. This amount was recorded as a reduction in redeemable GSR III Class A ordinary shares and a corresponding increase in PubCo Ordinary Shares and additional paid-in capital.

(t)	To reflect the reclassification of GSR III’s historical balance sheet presentation of accounts payable and accrued expenses as of September 30, 2025, to conform to Terra Innovatum Global’s historical balance sheet presentation within separate accounts payable and accrued expenses and other current liabilities line items as of September 30, 2025.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2025 and for the Year Ended December 31, 2024

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the transaction costs of GSR III of $167.3 thousand for accounting and audit services for historical financial statements and other financial services. None of these services were specific incremental costs directly attributable to the offering and were expensed as incurred. This is a non-recurring item.

(b)	To reflect expense recognized for the directors’ and officers’ tail insurance policy recorded in Note 3(k)

(c)	To reflect the removal of the previously recognized income from GSR III’s cash and investments held in Trust Account as the Trust Account was released upon the Closing.

(d)	To reflect the transaction costs of Terra Innovatum of $2.7 million for certain strategic advisory fees, legal and tax structuring services, accounting and audit services for historical financial statements, and marketing and investor relations costs. None of these services were specific incremental costs directly attributable to the offering and were expensed as incurred. This is a non-recurring item.

(e)	To reflect one year of amortization expense for PubCo’s directors’ and officers’ insurance policy recorded in Note 3(l) for the year ended December 31, 2024. Additionally, to reflect nine months of amortization expense for PubCo’s directors’ and officers’ insurance policy for the nine months ended September 30, 2025.

(f)	To reflect the recognition of stock-based compensation upon the satisfaction of a performance condition (the Closing of the Business Combination) associated with the transfer of certain GSR III Class B Ordinary Shares.

In November 2024, the Sponsor transferred a total of 30,000 GSR III Class B Ordinary Shares to three independent directors (10,000 each) at a purchase price of $0.00438 per share. Additionally, in December 2024, the Sponsor transferred 225,000 GSR III Class B Ordinary Shares to a member of the management team, also at a purchase price of $0.00438 per share. Although the shares were legally transferred in 2024, the awards were subject to a performance condition (the Closing of the Business Combination). As such, in accordance with ASC 718, stock-based compensation was not recognized until the Closing, when the performance condition was satisfied.

The grant date fair value of the shares was determined to be $0.00438 per share, equal to the amount paid by the recipients. As a result, the total stock-based compensation expense recognized was $0, as the fair value of the awards was fully offset by the amount initially received for the purchase of the shares.

(g)	To reflect the reversal of Terra Innovatum’s historical interest expense of $726.0 thousand for the Bridge Loans for the nine months ended September 30, 2025, as the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 reflects adjustments assuming that the adjustment reflecting the conversion of the Bridge Loans at the Closing that was made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 (see Note3(o)) is assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

(h)	The pro forma basic and diluted loss per share amounts attributable to PubCo ordinary shareholders presented in the unaudited pro forma condensed combined statement of operations are based upon the number of PubCo Ordinary Shares outstanding at the Closing, assuming the Closing occurred on January 1, 2024.

Pro forma basic and diluted net loss per share attributable to PubCo ordinary shareholders is calculated as follows for the nine months ended September 30, 2025:

Nine Months Ended September 30, 2025
Actual Redemptions
Numerator:
Pro forma net loss	$(10,685,000)
Deemed dividend - warrant modification(1)	(6,453,292)
Pro forma net loss attributable to PubCo ordinary shareholders	$(17,138,292)
Denominator:
Assume conversion of GSR III Class A ordinary shares subject to possible redemption into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	8,524,394
Assume conversion of GSR III Class A ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	422,500
Assume the automatic exercise of GSR III Rights to acquire one GSR III Class A ordinary share and conversion of GSR III Class A ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	3,346,071
Assume conversion of GSR III Class B ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	5,750,000
Assume GSR III Class B ordinary shares become subject to vesting or forfeiture conditions effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	(549,500)
Assume January 1, 2024 issuance of PubCo Ordinary Shares to Terra Innovatum Global Quotaholders as a result of assuming closing of the Business Combination on January 1, 2024	47,500,000
Assume January 1, 2024 issuance of PubCo Ordinary Shares to unrelated third parties as a result of assuming closing of the Business Combination on January 1, 2024	1,074,483
Assume January 1, 2024 issuance of PubCo Ordinary Shares underlying the PIPE Financing as a result of assuming closing of the Business Combination on January 1, 2024	3,683,500
Pro forma weighted-average shares outstanding - basic and diluted	69,751,448
Pro forma net loss per share attributable to PubCo ordinary shareholders - basic and diluted	(0.25)

(1)

In August 2025 and September 2025, for certain lenders (“the lenders”), Terra Innovatum amended the terms of their outstanding Bridge Loan agreements including the terms of the associated warrant commitments. For the existing warrant commitments having an exercise price of $11.50 per share, the amendments increased the number of shares underlying such warrants to equal 100% of the shares issuable upon conversion of the Bridge Loans, and shortened the exercise period of warrants held by certain lenders from 48 months to 36 months. Additionally, Terra Innovatum added a commitment to issue to the lenders new warrants having a number of underlying common shares equal to 100% of the shares issuable upon conversion of the Bridge Loans and an exercise price of $15.00 per share. Each amended warrant remained equity-classified before and after the amendments. The effects of the amendments were accounted for as a dividend made to the affected Bridge Loan lenders. The dividend was measured as the sum of (i) the excess of the fair value of the modified $11.50 warrants post-amendment over their pre-amendment fair value, and (ii) the fair value of the new $15.00 warrants on the amendment date.

The fair values of the affected warrants with amendment dates in August 2025, prior to the execution of the PIPE Subscription Agreements, were determined using a Black-Scholes-Merton model, based on the following assumptions: (i) share price of $10.00, (ii) risk-free rate of 3.7% – 3.8%, (iii) volatility of 106% – 108%, and (iv) an 8.3% – 9.3% discount for lack of marketability. For the fair values of the affected warrants with amendment dates in September 2025, following the execution of the PIPE Subscription Agreements, the model incorporated updated assumptions including: (i) share price of $7.41, (ii) risk-free rate of 4.02%, (iii) volatility of 110%, and (iv) a 5% discount for lack of marketability. The resulting dividend of $6.5 million was recorded as a reduction to additional paid-in capital, offset by a corresponding increase in additional paid-in capital for the warrants’ fair value adjustment, resulting in a $0 net impact to additional paid-in capital.

The following securities were excluded from the computation of pro forma diluted net loss per share attributable to PubCo ordinary shareholders for the nine months ended September 30, 2025 because including them would have had an anti-dilutive effect:

Nine Months Ended September 30, 2025
Actual Redemptions
Terra Innovatum Global Quotaholder additional shares(1)	80,000,000
PAC warrant(2)	1,000,000
Sponsor additional shares(1)	549,500
PAC additional shares(1)	400,000
Bridge loan warrant(3)	1,702,966
PIPE Warrant(4)	2,762,625
Finder’s fee warrant(5)	10,000
Total anti-dilutive PubCo Ordinary Shares	86,425,091

(1)	The potentially dilutive securities were excluded from the computation of pro forma net loss per share, basic and diluted, because issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period presented.

(2)	Represents 1,000,000 Pubco Ordinary Shares potentially issuable to PAC upon the exercise of a warrant issued at the Closing of the Business Combination.

(3)	Represents 1,702,966 PubCo Ordinary Shares potentially issuable to third parties upon the exercise of warrants issued at the Closing of the Business Combination to certain Bridge Loan lenders.

(4)	Represents 2,762,625 Pubco Ordinary Shares potentially issuable to the PIPE Financing subscribers upon the exercise of the PIPE Warrants associated with the PIPE Subscription Agreements.
(5)	Represents 10,000 Pubco Ordinary Shares potentially issuable to a third party as a finder’s fee upon the exercise of a warrant at the Closing of the Business Combination.

Pro forma basic and diluted net loss per share attributable to PubCo ordinary shareholders is calculated as follows for the year ended December 31, 2024:

Year Ended December 31, 2024
Actual Redemptions
Numerator:
Pro forma net loss	$(6,154,000)
Denominator:
Assume conversion of GSR III Class A ordinary shares subject to possible redemption into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	8,524,394
Assume conversion of GSR III Class A ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	422,500
Assume the automatic exercise of GSR III Rights to acquire one GSR III Class A ordinary share and conversion of GSR III Class A ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	3,346,071
Assume conversion of GSR III Class B ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	5,750,000
Assume GSR III Class B ordinary shares become subject to vesting or forfeiture conditions effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	(549,500)
Assume January 1, 2024 issuance of PubCo Ordinary Shares to Terra Innovatum Global Quotaholders as a result of assuming closing of the Business Combination on January 1, 2024	47,500,000
Assume January 1, 2024 issuance of PubCo Ordinary Shares to unrelated third parties as a result of assuming closing of the Business Combination on January 1, 2024	1,074,483
Assume January 1, 2024 issuance of PubCo Ordinary Shares underlying the PIPE Financing as a result of assuming closing of the Business Combination on January 1, 2024	3,683,500
Pro forma weighted-average shares outstanding - basic and diluted	69,751,448
Pro forma net loss per share attributable to PubCo ordinary shareholders - basic and diluted	(0.09)

The following securities were excluded from the computation of pro forma diluted net loss per share attributable to PubCo ordinary shareholders for the year ended December 31, 2024 because including them would have had an anti-dilutive effect:

Year Ended December 31, 2024
Actual Redemptions
Terra Innovatum Global Quotaholder additional shares(1)	80,000,000
PAC warrant(2)	1,000,000
Sponsor additional shares(1)	549,500
PAC additional shares(1)	400,000
Bridge loan warrant(3)	1,702,966
PIPE Warrants(4)	2,762,625
Finder’s fee warrant(5)	10,000
Total anti-dilutive PubCo Ordinary Shares	86,425,091

(1)	The potentially dilutive securities were excluded from the computation of pro forma net loss per share, basic and diluted, because issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period presented.

(2)	Represents 1,000,000 PubCo Ordinary Shares potentially issuable to PAC upon the exercise of a warrant issued at the Closing.

(3)	Represents 1,702,966 PubCo Ordinary Shares potentially issuable to third parties upon the exercise of warrants issued at the Closing of the Business Combination to certain Bridge Loan lenders.

(4)	Represents 2,762,625 Pubco Ordinary Shares potentially issuable to the PIPE Financing subscribers upon the exercise of the PIPE Warrants associated with the PIPE Subscription Agreements.

(5)	Represents 10,000 Pubco Ordinary Shares potentially issuable to a third party as a finder’s fee upon the exercise of a warrant at the Closing of the Business Combination.